Exhibit 10.15

PROMISSORY NOTE

$1,125,000___________	June 1, 2007

FOR VALUE RECEIVED, the undersigned, EESV FAYETTEVILLE, INC., a Georgia corporation (the “Borrower”), hereby promises to pay to the order of ENVIRONMENTAL ENERGY SERVICES, INC., a Delaware corporation (herein the "Lender"), at 3350 Americana Terrace, Suite 215, Boise, Idaho 83706, or at such other place as Lender may from time to time designate to Borrower in writing, the principal sum of ($1,125,000.00) on the Maturity Date (as hereinafter defined).  This Note shall not bear interest prior to the Maturity Date.  In the event this Note is not paid in full on the Maturity Date, this Note shall bear interest at the rate of 12% per annum until paid in full.

This Note is being executed pursuant to an Assumption and Assignment Agreement dated June 1, 2007 by and between the Lender and Borrower, pursuant to which the Lender has assigned to Borrower the Working Interests (as defined therein).  The “Maturity Date” shall mean the date of closing of the sale of part or all of the Working Interests to a non-affiliated third party, but only to the extent of any net cash proceeds received as a result of such sale. If the net cash proceeds of such a sale are less than the balance owed on this Note, then this Note shall mature only as to the amount of the net cash proceeds.  If part or all of the consideration for the sale of the Working Interests consists of a deferred payment obligation of any nature, then this Note shall mature in amount of each deferred payment as it is received by the Borrower.

The principal hereof and interest hereon shall be payable in lawful money of the United States of America, at the address for Lender set forth above, or at such other place as the Lender may designate in writing to the Borrower.  The Borrower may prepay this Note in full or in part at any time without notice prior to the Maturity Date. All payments hereunder received by the Lender from the Borrower shall be applied first to interest, if any, and then to principal.

Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Borrower.  No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Borrower under this Note, either in whole or in part, unless the Lender agrees otherwise in writing.  This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.  No act or omission or commission of the Lender, including specifically (but without limitation) any failure to exercise any right, remedy, or recourse, shall be effective unless set forth in a written document executed by the Lender, and then only to the extent specifically recited therein.  A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

{A0040428.DOC}

All parties liable for the payment of this Note agree to pay the Lender hereof an amount equal to fifteen (15%) percent of the principal and interest outstanding as attorneys' fees for the services of counsel employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal, or otherwise.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender, in writing, that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

Time is of the essence of this Note.  This Note shall be construed and enforced in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the undersigned Borrower has executed this instrument under seal as of the day and year first above written.

EESV FAYETTEVILLE, INC., a Georgia corporation /s/ Michael Thompson
By: Michael Thompson
Title: President

{A0040428.DOC}

2